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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Registration Statement No. 333-89428 of Advanced Semiconductor Engineering, Inc. on Form F-3 of our report dated February 11, 2003, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Summary Consolidated Financial Information", "Selected Consolidated Financial Data" and "Experts" in such Prospectus.



/s/ T N Soong & Co.
----------------------
T N Soong & Co.
Associate Member Firm of Deloitte Touche Tohmatsu effective April 22, 2002 Former Member Firm of Andersen Worldwide, SC
Taipei, Taiwan
Republic of China
April 24, 2003